Exhibit 99.1

BioCardia Provides Update on Timing of Regulatory Activities Seeking FDA Approval and Japan PMDA Approval for CardiAMP® Cell Therapy for Heart Failure and Helix™ Transendocardial Delivery Catheter

Sunnyvale, Calif. USA – August 4, 2025 - BioCardia®, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today provides the anticipated timing of regulatory activities seeking FDA and Japan PMDA approvals of its CardiAMP® Cell Therapy System and Helix Transendocardial Delivery Catheter.

Q3 2025 Helix application for approval to FDA

The Company intends to submit for approval of the Helix Transendocardial Delivery System (Helix) to FDA as a DeNovo 510(k) application based on its safety and performance in twelve cell and gene therapy clinical studies. The clinical performance of the Helix system sets a high safety standard with more than 4,000 intramyocardial deliveries including studies under CE-mark in Europe. Therapeutic agent retention in the heart has also been shown to be superior using Helix compared to other catheter and surgical delivery approaches.1

Q4 2025 CardiAMP Cell Therapy for Heart Failure meeting request on approval pathway to FDA

BioCardia expects to complete a submission to FDA and meeting request to discuss the approvability of CardiAMP Cell Therapy for treatment of ischemic heart failure based on the available clinical data. The FDA has previously approved a number of important high-risk cardiovascular therapeutic medical devices where safety and benefit were demonstrated but which did not meet pivotal study primary endpoints.2

The following are expected to be helpful in this discussion:

●

FDA’s previous granting of the CardiAMP Cell Therapy system Breakthrough Designation based on the significant unmet need that exists for these patients and the previously available clinical results from the Phase I TABMMI clinical trial, the Phase II TAC-HFT clinical trial, and the roll-in cohort results from the CardiAMP HF clinical trial, totaling 63 patients.

●

The longer term CardiAMP HF follow-up in the 10-patient roll-in cohort patients as well as the outcomes of the 115-patient randomized procedure placebo controlled double blind cohort with two-year follow-up.

●	The status of the submissions of the primary components of CardiAMP Cell Therapy:

o

FDA’s 510(k) approval of the point of care CardiAMP cell processing platform used under the trade name Marrowstim for other indications, which BioCardia holds exclusive rights to for cardiac indications.

o	Helix DeNovo 510(k) submission planned in Q3 2025.

●

The confirmatory CardiAMP HF II trial is actively enrolling in the USA with five most active centers being Baycare Hospital in Clearwater, University of Wisconsin at Madison, Emory University in Atlanta, Henry Ford Health System in Detroit, and the Cleveland Clinic.

Q4 2025 CardiAMP Cell Therapy for Heart Failure Clinical Consultation with Japan PMDA.

It is expected that the in-person meeting on the clinical consultation with PMDA requested in July 2025 will take place mid Q4 2025. If the parties are aligned, this could enable BioCardia to submit for approval of the CardiAMP system for market entry in Japan.

This discussion may be influenced by other sponsor’s applications to PMDA for allogeneic cell therapies to treat the same clinical indication expected to require chronic immunosuppression and open chest surgical delivery of cells. Such laboratory manufactured therapies may receive early conditional approval under Japan’s adaptive framework for the approval of regenerative medical products with a post marketing study. The CardiAMP Cell Therapy is regulated as a medical device as the autologous cells are processed at point of care.

The point of care CardiAMP cell processing platform is already approved and in clinical use in Japan for orthopedic applications by Zimmer Biomet Japan under the trade name BioCUE.

PMDA has provided advice to BioCardia that should CardiAMP Cell Therapy be approved with Helix, other developers of biologic therapies in Japan would be enabled to use Helix from a regulatory perspective by reference.

About CardiAMP Cell Therapy

Granted FDA Breakthrough designation, the proprietary CardiAMP Cell Therapy uses a patient’s own bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure to increase capillary density, reduce tissue fibrosis, and ultimately treat microvascular dysfunction. The Phase IIIB CardiAMP HF II Trial (NCT06258447) is actively enrolling in the United States. The principal outcomes from the 125-patient randomized procedure controlled double blind CardiAMP HF Trial (NCT02438306) were presented at the late breaking clinical trial sessions of the American College of Cardiology on March 29th, 2025. Results of the CardiAMP HF Trial showed reduction in all cause death, reduced major adverse cardiac events, and improved quality of life, whose composite endpoint was statistically significant in patients having elevated NTproBNP, a marker of active heart stress. This was preceded by the Phase II 33-patient randomized placebo controlled Transendocardial Autologous Cells in heart Failure Trial (NCT 00768066) and the open label 20-patient Phase I Transendocardial Autologous Bone Marrow in Myocardial Infarction Trial (NCT 00507468), both of which demonstrated enhanced exercise ability and heart function in patients who received therapy.

The CardiAMP clinical development for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS). CAUTION - Limited by United States law to investigational use.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix biotherapeutic delivery and Morph® vascular navigation product platforms.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, future regulatory submissions, future regulatory meetings, and outcomes of these regulatory discussions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

References

Mitsutake Y, Pyun WB, Rouy D, Foo CWP, Stertzer SH, Altman P, Ikeno F. Improvement of Local Cell Delivery Using Helix Transendocardial Delivery Catheter in a Porcine Heart. Int Heart J. 2017 May 31;58(3):435-440. doi: 10.1536/ihj.16-179. Epub 2017 May 23. PMID: 28539564.

2 Assessment of FDA Approval for New High-risk Therapeutic Devices Not Meeting Pivotal Study Primary End Points, 2016-2020, JAMA Intern Med, 2021;181;(10):1409-1412.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120